The Prudential Investment Portfolios, Inc.
File No. 811-07343
For the Semi-Annual Period ended September 30, 2009

SUB-ITEM 77D
Policies with Respect to Security Investment

THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

JennisonDryden Asset Allocation Funds (JDAA Funds)
JennisonDryden Conservative Allocation Fund (Conservative Allocation
Fund)
JennisonDryden Moderate Allocation Fund (Moderate Allocation Fund) JennisonDryden Growth Allocation Fund (Growth Allocation Fund)

Supplement dated June 4, 2009 to the Prospectus dated December 1,
2008
 __________________________________________________________

At a recent Meeting of the Board of Directors of the Prudential
Investment Portfolios, Inc. (the "Company"), of which the JDAA Funds are series, the Board approved removal of Dryden US Equity Active
Extension Fund as a fund within the JennisonDryden fund family available for investment by the JDAA Funds ("Underlying Fund"). In addition, the Board approved allowing JennisonDryden Conservative
Allocation Fund and  JennisonDryden Moderate Allocation Fund (two of
the three series that make up the JDAA Funds) to invest in Class Z shares of Dryden Total Return Bond Fund as a new Underlying Fund.
JennisonDryden Growth Allocation Fund is already permitted to invest in Class Z shares of Dryden Total Return Bond Fund as an Underlying
Fund.
This Supplement amends the Prospectus of the JDAA Funds and is in addition to any existing supplement to the JDAA Funds' Prospectus.
1.	All references to Dryden US Equity Active Extension Fund are deleted from the tables labeled "Conservative Allocation Fund," "Moderate
Allocation Fund" and "Growth Allocation Fund" under the section captioned "INVESTMENT OBJECTIVES AND PRINCIPAL
STRATEGIES - TARGET RANGES."
2.	The tables labeled "Conservative Allocation Fund" and  "Moderate
Allocation Fund" under the section captioned "INVESTMENT
OBJECTIVES AND PRINCIPAL STRATEGIES - TARGET
RANGES" are amended to add the following:

Underlying 	Investment	Range of 	Asset 	Primary
Fund 		Objective	Allocation of  	Class	Investment
				Total Assets 		Type/Style
Dryden Total	Total Return 	0% to 20%	Fixed- 	Multi-Sector
Return Bond 					Income	Debt Instruments
Fund

3.	The paragraph captioned "HOW THE FUND INVESTS - OTHER
INVESTMENT STRATEGIES - Long/Short Investment Strategy" is deleted in its entirety.



LR286